Numerex Corp. Contact:
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Investor Relations Contact:
Seth Potter
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Exhibit 99.1                                                                                   Press Release

For Immediate Release

Tony Holcombe Joins Numerex Board of Directors

ATLANTA, September 27, 2011 - Numerex Corp. (NASDAQ: NMRX), a leading provider of business services, technology, and products for the worldwide machine-to-machine (M2M) market, today announced that Mr. Tony Holcombe has been appointed to its Board of Directors, effective October 1, 2011.  Currently, Mr. Holcombe is Vice Chairman of the Board of Directors of Syniverse, where he served as that company’s President and CEO from 2006 until his retirement earlier this year. He has been a member of the Syniverse Board since 2003.

“On behalf of the Board of Directors, I welcome Tony to Numerex,” said Stratton Nicolaides, chairman and CEO of Numerex. “His extensive knowledge and operating experience in providing technology and business services globally to enterprise and wireless network operators will undoubtedly prove tremendously valuable to the Company."

Mr. Holcombe joins Numerex as the seventh member of Numerex’s board of directors.  During his five years as President and CEO of Syniverse, Mr. Holcombe’s many accomplishments included diversifying the business through three major acquisitions; defining a strategic vision that transformed Syniverse from a roaming and clearing house supplier serving carriers in North America to a key member of the mobile ecosystem providing diverse roaming, messaging, and network services to more than 900 mobile operators, cable and internet service providers and enterprises worldwide; and leading the acquisition of the NYSE-traded company by The Carlyle Group in January 2011 for $2.6 billion. Before becoming Syniverse’s President and CEO, Mr. Holcombe served as President of Emdeon Corp., formerly WebMD. Mr. Holcombe has more than 20 years of executive-level experience in the transaction processing and technology services industries. He was chief executive officer of Valutec Card Solutions and served in various executive positions at Ceridian Corporation. He currently serves on the Board of Advisors for the Robinson College of Business at Georgia State University.

About Numerex
Numerex Corp (NASDAQ: NMRX) is a leading provider of machine-to-machine (M2M) business services, technology, and products used in the development and support of M2M solutions for the enterprise and government markets worldwide. The Company offers Numerex DNA® that includes hardware and smart Devices, cellular and satellite Network services, and software Applications that are delivered through Numerex FAST® (Foundation Application Software Technology). Customers typically subscribe to device management, network, and application services through hosted platforms. Business services enable the development of efficient, reliable, and secure solutions while simplifying and speeding up deployment through streamlined processes and comprehensive integration services. Numerex is ISO 27001 information security-certified. "Machines Trust Us®" represents the Company's focus on M2M data security, service reliability, and round-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.
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